UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 10, 2020 (June 8, 2020)

Date of Report (Date of earliest event reported)

ROPER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-12273	51-0263969
(Commission File Number)	(IRS Employer Identification No.)

6901 PROFESSIONAL PKWY EAST, SUITE 200, SARASOTA, FLORIDA	34240
(Address of principal executive offices)	(Zip Code)

(941) 556-2601

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	ROP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 9, 2020, Roper Technologies, Inc. (the “Company”) amended its Amended and Restated By-Laws (as so amended, the “By-Laws”) to add an “emergency” provision. Article 2, Section 2.08 has been added to provide that in the event that a quorum of the Company’s Board of Directors or any of its committees cannot be readily convened for action because of an emergency, disaster or catastrophe (as referred to in Section 110 of the Delaware General Corporation Law (the “DGCL”)), or other similar emergency condition (including an epidemic that has been recognized as an emergency from the federal government):

•	a Board or committee meeting may be called by any director or officer by any feasible means, and notice of the meeting may be provided only to the directors that can be feasibly reached and by any feasible means

•	the director(s) in attendance at the meeting shall constitute a quorum and may appoint one or more of the present directors to any standing or temporary committee as they deem necessary and appropriate

Article 4 Section 4.03(a) was also amended to remove any ambiguity regarding the standard for the removal of directors under the DGCL and the Company’s Certificate of Incorporation.

A copy of the By-Laws is attached as Exhibit 3.1 and is incorporated by reference. The foregoing description of the By-Laws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the attached By-Laws.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting of Shareholders on June 8, 2020 in Sarasota, Florida (the “Annual Meeting”). A brief description of each of the proposals submitted to the shareholders and the vote results are set forth below. Each director nominee was elected and proposals 2, 3 and 4 were approved.

Proposal 1: Election of directors.

Each of the director nominees identified below was elected at the Annual Meeting for a one-year term expiring at the Company’s 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

	For	Withheld	Broker Non-Votes
Shellye L. Archambeau	90,879,541	563,305	4,227,456
Amy Woods Brinkley	91,123,992	318,854	4,227,456
John F. Fort III	88,092,999	3,349,847	4,227,456
L. Neil Hunn	90,205,576	1,237,270	4,227,456
Robert D. Johnson	87,071,375	4,371,471	4,227,456
Robert E. Knowling, Jr.	89,710,250	1,732,596	4,227,456
Wilbur J. Prezzano	86,312,604	5,130,242	4,227,456
Laura G. Thatcher	89,425,768	2,017,078	4,227,456
Richard F. Wallman	84,854,469	6,588,377	4,227,456
Christopher Wright	87,544,581	3,898,265	4,227,456

Proposal 2: A non-binding advisory vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related materials disclosed in the Company’s proxy statement.

For	Against	Abstentions	Broker Non-Votes
78,115,636	10,201,509	3,125,701	4,227,456

Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

For	Against	Abstentions
93,749,392	1,622,044	298,866

Proposal 4: Approval of an amendment to the Roper Technologies, Inc. Director Compensation Plan.

For	Against	Abstentions	Broker Non-Votes
83,030,472	8,060,128	352,246	4,227,456

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Amended and Restated By-Laws of Roper Technologies, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.
(Registrant)

Date: June 10, 2020	By:	/s/ John K. Stipancich
John K. Stipancich
Executive Vice President, General Counsel and Corporate Secretary